EXHIBIT 7.27

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE  PRESENTS  that GS  MEZZANINE  PARTNERS V ONSHORE
FUND,  L.P. (the  "Company")  does hereby make,  constitute  and appoint each of
Bruce A. Albert, Andrea Louro DeMar, Yvette Kosic, Rachel E. Parrish, Michael T.
Seeley,  and Kevin P.  Treanor,  (and any other  employee of The  Goldman  Sachs
Group,  Inc.  or one of  its  affiliates  designated  in  writing  by one of the attorneys-in-fact),  acting  individually,  its true  and  lawful  attorney,  to execute and  deliver in it name and on its behalf  whether the Company is acting individually or as representative of others,  any and all filings required to be made by the Company under the Securities Exchange Act of 1934, (as amended,  the
"Act"),  with respect to securities which may be deemed to be beneficially owned
by  the   Company   under  the  Act,   giving  and   granting   unto  each  said
attorney-in-fact  power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if  personally  present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY  shall  remain in full force and effect until either revoked  in  writing  by the  undersigned  or until  such time as the  person or persons to whom power of  attorney  has been  hereby  granted  cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

     IN WITNESS  WHEREOF,  the undersigned has duly subscribed these presents as of April 1, 2008.

GS MEZZANINE PARTNERS V ONSHORE FUND, L.P.
BY:  GS Mezzanine Partners V Onshore Fund, L.L.C., its general partner

By:  /s/   John E. Bowman
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Name:   John E. Bowman
Title:  Managing Director